EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline to Form Joint Venture for Funding and Advancement of Lookout Mountain

Coeur d’Alene, Idaho – May 7, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has entered into a letter agreement to form a joint venture (the “Agreement”) with a private equity group for the development of its Lookout Mountain Gold project, located on the southern end of the Battle Mountain-Eureka Trend near Eureka, Nevada.

The Agreement calls for the Company’s partner, Idaho State Gold Company II, LLC (“ISGC”) to fund up to $20-million toward the development, permitting, and construction of Lookout Mountain in exchange for up to 50-percent of a newly-formed joint venture company. ISGC will earn its percentage of ownership on a pro-rata basis as funds are contributed to the joint venture company.  Timberline will contribute the claims that constitute the Lookout Mountain project to the joint venture company in exchange for its ownership position, and Timberline will manage the joint venture at least until the issuance of an operating permit.  The Agreement also calls for the joint venture company to purchase up to $2 million of the Company’s common stock at a price of $0.25 per share, a significant premium to the current market price.

Paul Dircksen, Timberline’s President and CEO, stated, “We are very pleased to form this joint venture to advance Lookout Mountain toward a production decision.  With the gold equity market in a prolonged down cycle, this joint venture will allow us to continue to fund and advance the project with a partner with which we already have an excellent working relationship.  ISGC is an affiliate of ISRC Capital, our current partner at our Butte Highlands Gold Project in Montana, where they have demonstrated their commitment to financing viable gold projects into production. We anticipate finalizing a definitive Joint Venture Operating Agreement within the next few weeks and rapidly advancing Lookout Mountain with this funding.”

The Lookout Mountain project is located within Timberline’s 23 square-mile South Eureka property which is strategically located within the greater Eureka Mining District. The South Eureka property is comprised of three extensive gold bearing structural trends, with the Lookout Mountain project covering the western-most trend. The central Oswego trend and the eastern-most Windfall trend are not part of the joint venture. The Oswego and Windfall trends host several areas that contain drill-indicated gold and are prioritized for future exploration and drilling, including Windfall, Oswego, New York Canyon, Hoosac, Hamburg Ridge, Paige Corwin, and Secret Canyon target areas.  Please see detailed maps at http://timberline-resources.com/main.php?page=194 for site locations.

The Company expects the next steps for advancing the Lookout Mountain project to be additional metallurgical testing, including column tests to better define gold recovery parameters, and a Preliminary Economic Assessment (“PEA”).  If the PEA indicates the project has positive economics, then a Pre-Feasibility Study will be immediately undertaken to include a Plan of Operations that is necessary for inclusion with an application for an operating permit to the Bureau of Land Management in Nevada.  The Company expects that those steps could be completed by early 2014.

Completion of a final version of the Agreement will be subject to certain conditions, including receipt of all necessary regulatory approvals and the approval of the TSX Venture Exchange and the NYSE MKT.

Timberline has previously reported a gold resource estimate at Lookout Mountain, which was prepared by Mine Development Associates ("MDA") of Reno, Nevada.  The MDA resource estimates are summarized below at the noted cut-off grades:

Lookout Mountain Gold Resource(2)(3)
Resource Category(1)	Short Tons	Metric Tonnes	Ounces of Gold per Ton (opt)	Grams of Gold per Tonne (g/t)	Gold Ounces

Measured	3,043,000	2,761,000	0.035	1.20	106,000
Indicated	25,897,000	23,493,000	0.016	0.55	402,000
Measured & Indicated	28,940,000	26,254,000	0.018	0.62	508,000

Inferred	11,709,000	10,622,000	0.012	0.41	141,000

Notes:

(1)

0.006 opt (0.21 g/t) cut-off applied to oxidized material to capture mineralization potentially available to open pit extraction and heap leach processing.  0.030 opt (1.03 g/t) cut-off applied to unoxidized material to capture mineralization potentially available to open pit extraction and lower heap leach recoveries or sulfide processing.

(2)

Rounding may cause apparent discrepancies.

(3)

The effective date of the Lookout Mountain updated gold resources is February 20, 2013.

The full MDA Resource Estimate with various cut-off grades can be seen at http://timberline-resources.com/main.php?page=208.

Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their ISO-9001 certified assay lab in Sparks, Nevada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where gold production is targeted to commence in 2013. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

2 | TIMBERLINE RESOURCES

(1) Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

(2) Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and run-of-mine heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the purchase of the Butte Highlands JV, LLC membership interests, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

3 | TIMBERLINE RESOURCES